SECURED PROMISSORY NOTE

$100,000.00	Reno, Nevada	July 31, 2018

FOR VALUE RECEIVED, the undersigned, TELECON WIRELESS RESOURCES, INC., a New York corporation (“Maker”), hereby promises to pay to the order of KONATEL, INC., a Nevada corporation (“Payee”), at its address at 6166 Carriage House Way, Reno, NV 89519, or at such other place as Payee may designate in writing, in the currency of the United States of America, the principal sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in accordance with the provisions set forth in this Promissory Note (“Note”).

1.

Rate of Interest.  Except as otherwise provided herein, the principal amount outstanding under this Note from time to time (“Principal Amount”) shall bear no interest.

2.

Scheduled Payments. Installments of principal in the amount of $8,333.33 shall be paid commencing on the 1st day of September, 2018, and continuing on the 1st day of each month thereafter until the 1st day of August, 2019, at which time the entire remaining unpaid balance of principal, plus accrued Default Interest, if any, shall all be due and payable (“Maturity Date”).

3.

Default Interest. Any sum payable under this Note, which is not paid within five (5) calendar days of when due, shall bear interest at the default rate of ten percent (10%) per annum from the date such payment is due until paid.

4.

Application of Payments.  All payments and prepayments hereunder shall be applied first to costs of collection, if any, then to accrued unpaid Default Interest, if any, and the balance to principal.  If any payment of principal or Default Interest on this Note shall become due on a day that is not a

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Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day.  As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks in Reno, Nevada, are required or authorized to be closed

5.

Prepayment.  The Note is fully pre-payable without penalty.  If Maker exercises its right to prepay all or any portion this Note, or if Payee declares the entire indebtedness to be immediately due and payable prior to its due date, Maker agrees that in each such instance, in addition to payment of all principal, Maker shall pay to Payee all accrued Default Interest, if any.

6.

Representations and Warranties.  Maker represents and warrants that: (i) it is a duly formed and validly existing corporation, in good standing under the laws of the jurisdiction of its formation, (ii) it has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Note and it has taken all necessary limited liability company action to authorize the execution, delivery, and performance of this Note, (iii) it has duly executed and delivered the Note, which constitutes the legal, valid, and binding agreement or obligation of Maker enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), (iv) neither the execution, delivery, and performance by Maker of this Note nor compliance with the terms and provisions thereof, nor the consummation of the loan transactions contemplated therein (A) will, to the best of Maker’s knowledge, contravene any provision of any law, statute, rule, regulation, order, writ, injunction, or decree of any court or governmental instrumentality applicable to Maker or its properties and assets; (B) will conflict with or result in any breach of, any of the terms, covenants, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the

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property or assets of Maker pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, security agreement, or any other material agreement or other instrument to which Maker is a party; or (C) will violate any provision of the certificate of formation, company agreement or regulations or other organizational document of Maker.

7.

Default.  Upon the happening or occurrence of any Event of Default as defined below, Payee may, at its option declare immediately due and payable the entire unpaid principal balance of, and all accrued and unpaid Default Interest, if any, on, this Note.  In such event, the entire unpaid principal balance of, and all accrued and unpaid Default Interest on, this Note shall become immediately due and payable, without further notice, demand or further corporate action by Maker.  Upon the happening or occurrence of any Event of Default, Payee may also exercise, pursue, enforce, and/or realize upon any available right or remedy provided at law or in equity.  The remedies provided for in this Note shall be cumulative and concurrent and may be pursued singularly, successively, or concurrently against Maker in the sole discretion of Payee.  As used in this Note, the term “Event of Default” shall mean the occurrence of any one or more of the following:

a.

Any indebtedness evidenced or governed by this Note is not paid within ten (10) calendar days of its due date.

b.

Maker or any other person obligated to pay any part of the indebtedness evidenced or governed by this Note: (1) fails to pay, or otherwise secure the extension for payment of, any of its respective debts, secured or unsecured, as such debts come due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or (2) commences any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any debtor relief

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laws; or (3) in any involuntary case, proceeding, or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, and (i) fails to obtain a dismissal of such case or proceeding or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or (4) applies or consents to have a trustee, receiver, custodian, intervenor, liquidator, or other similar official appointed for or take possession of all or any part of its property or has any court take jurisdiction of its property which continues for a period of thirty (30) days; or (5) fails to have discharged within a period of thirty (30) days any attachment, sequestration, or similar writ levied upon any property of such person.

c.

Maker fails or refuses to observe, keep, and perform any of the covenants, agreements, and obligations contained in this Note beyond any applicable grace or cure period.

d.

Any representation or warranty in this Note proves to have been incorrect in any material respect as of the date made or deemed made; or any representation, written statement, certificate, request, or other document furnished pursuant to or under this Note proves to have been incorrect in any material respect as of the date made or deemed made.

e.

Any default or event of default occurs under any other instrument or agreement evidencing, guaranteeing, securing or otherwise relating to any other indebtedness of Maker, and such default or event of default continues beyond any applicable grace or cure period.

f.

Maker sells or transfers all or substantially all of its assets, liquidates, merges or consolidates with or into any other entity or ceases to exist as a corporation organized under the laws of the State of New York.

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8.

Security. This Note is secured by a Security Agreement of even date herewith for the benefit of Payee.

9.

Guaranty.  By his signature below, William Sullivan unconditionally and irrevocably guarantees to Payee and to Payee’s successors, endorsers, and assigns the full and prompt payment of all sums owed to Payee under this Note in accord with its terms, when due, by acceleration or otherwise, and any renewals, modifications, extensions or replacements of this Note, and the full, prompt and complete performance of all obligations of Maker as set forth in this Note and the Security Agreement.

10.

Waiver.  No delay or forbearance by act or omission on the part of Payee in the exercise of any power, option, right, or remedy under this Note, or in the collection of any money under this Note, shall operate as, or constitute, a waiver of such payee’s right to exercise any such power, right, option, or remedy or to collect any such money, nor render Payee liable for damages or to account for any such money not collected.  No single or partial exercise of, or failure to exercise, any power, right, option, or remedy provided to Payee under this Note shall preclude any other or further exercise of any such power, right, option, or remedy or the exercise of any other power, right, option, or remedy provided under this Note or at law or in equity.

11.

Payee’s Costs and Attorneys’ Fees.  Maker further agrees to pay upon demand any and all reasonable costs incurred by Payee from and after the date of this Note in connection with this Note, including, without limitation, all attorneys’ fees, expenses, and costs incurred to enforce or collect this Note, whether in connection with any proceedings or actions in bankruptcy court, probate court, or any other court, or whether or not any legal action or proceeding is commenced to prosecute or enforce any such claim, obligation, agreement, or right, or to enforce or collect this Note.

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12.

Governing Law.  THIS NOTE SHALL BE CONSTRUED IN ACCORD WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

13.

Joint and Several Liability.  Maker and any other parties liable for the payment of this Note, such as guarantors, endorsers, and sureties, are jointly and severally liable for the payment of this Note.

14.

Other Parties Liable.  All promises, waivers, agreements, and conditions applicable to Maker shall likewise be applicable to and binding upon any other parties primarily or secondarily liable for the payment of this Note, including all guarantors, endorsers, and sureties.

15.

Modifications.  Any modifications agreed to by Payee relating to the release of liability of any of the parties primarily or secondarily liable for the payment of this Note, or relating to the release, substitution, or subordination of all or part of the security for this Note, shall in no way constitute a release of liability with respect to the other parties or security not covered by such modification.  No modification, amendment, or additional agreement with respect to the indebtedness evidenced by this Note will be valid and enforceable unless made in writing and signed by both Maker and Payee.

16.

Waiver.  Maker and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

17.

Notices.  Any notice, request, consent, waiver or other communication required or permitted to be given to Maker by Payee shall be in writing and delivered (i) personally or by reputable overnight delivery service, (ii) by telecopy or facsimile transmission with receipt confirmed or (iii) by registered or certified mail, postage prepaid, to Maker at the address or telecopier number (as

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applicable) set forth under Maker’s signature on this Note, until Payee receives written notification from Maker at a new address or telecopier number for notices.  Any notices to Payee shall be given at the address set forth above, or at such other address as Payee may designate in writing.

THIS NOTE AND THE SECURITY AGREEMENT REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES, AND THIS NOTE AND THE SECURITY AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Maker and Guarantor have executed this Note as of the date and year first above written.

MAKER:

GUARANTOR:

TELECON WIRELESS RESOURCES, INC.

WILLIAM SULLIVAN

By:      /s/ William Sullivan

/s/William Sullivan

William Sullivan, President/CEO

William Sullivan, individually, as guarantor

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